EXHIBIT 21

                  Subsidiaries of the Registrant

The following are subsidiaries of Crompton & Knowles Corporation:

Name                                   Place of Organization

CK Holding Corporation                       Delaware
Crompton & Knowles of Canada Ltd.            Canada
Crompton & Knowles Colors Incorporated       Delaware
Crompton & Knowles Europe S.P.R.L.           Belgium
Crompton & Knowles (France) S.A.             France
Crompton & Knowles (Deutschland) GmbH        Germany
Crompton & Knowles (Hong Kong) Ltd.          Hong Kong
Crompton & Knowles (Korea) Ltd.              Korea
Crompton & Knowles (Espagna) SL              Spain
Crompton & Knowles (Italia) SRL              Italy
Crompton & Knowles (Nederland) B.V.          Netherlands
Crompton & Knowles (Portugal) LDA            Spain
Crompton & Knowles Receivables Corporation   Delaware
Crompton & Knowles Services S.P.R.L.         Belgium
C&K Services (Luxembourg) S.A.               Luxembourg
Crompton & Knowles (Luxembourg) S.A.         Luxembourg
Crompton & Knowles (United Kingdom) Ltd.     United Kingdom
CNK Disposition Corporation                  Florida
Crompton & Knowles Acceptance Corporation    Massachusetts
Crompton & Knowles Chemical Realty           Pennsylvania
Crompton & Knowles International, Inc.       US Virgin Islands
Crompton & Knowles I.P.R. Corporation        Delaware
Crompton & Knowles Overseas Corporation      Delaware
Crompton & Knowles Chemische Produckte
 GmbH & Co. K.G.                             Dusseldorf
Kem Manufacturing Corporation                Georgia
Kem International Corporation                Delaware
Davis-Standard Corporation                   Delaware
Davis-Standard (France) SARL                 France
Davis-Standard (Deutschland) GmbH            Germany
Davis-Standard Limited                       England & Wales
ER-WE-PA Davis-Standard GmbH                 Germany
Agro ST Inc.                                 Delaware
GT Seed Treatment, Inc.                      Minnesota
Gustafson International Company              Texas
Gustafson LLC                                Delaware
Gustafson Partnership                        Ontario
Hannaford Seedmaster Services (Australia)
 Pty. Ltd.                                   Australia
Industrias Gustafson S.A. de C.V.            Mexico
Inmobiliaria Huilquimex, S.A. de C.V.        Mexico


(Continued)

The following are subsidiaries of Crompton & Knowles Corporation:

Interbel Trading, Inc.                       Florida
Lokar Enterprises, Inc.                      Delaware
ParaTec Elastomers LLC                       Delaware
Naugatuck Treatment Company                  Connecticut
Nitrilo S.A. de C.V.                         Mexico
Uniroyal Chemical Holding S.A. de C.V.       Mexico
Uniroyal Chemical S.A. de C.V.               Mexico
Rubicon Inc.                                 Louisiana
TOA Uni Chemicals Ltd.                       Thailand
TOA Uni Chemical Manufacturing Ltd.          Thailand
Trace Chemicals LLC                          Delaware
Ecart, Inc.                                  Nevada
Unicorb Limited                              England
Uniroyal Chemical Korea Inc.                 Korea
Uniroyal Chemical Asia, Ltd.                 Delaware
Uniroyal Chemical Asia Pte. Ltd.             Singapore
Uniroyal Chemical B.V.                       The Netherlands
Uniroyal Chemical Brazil Holding, Inc.       Delaware
Uniroyal Chemical Co./Cie.                   Canada
Uniroyal Chemical Company, Inc.              New Jersey
Uniroyal Chemical Company Limited            Bahamas/Delaware
Uniroyal Chemical European Holdings B.V.     The Netherlands
Uniroyal Chemical Export Limited             Delaware
Uniroyal Chemical Holdings B.V.              The Netherlands
Uniroyal Chemical International Company      Texas
Uniroyal Chemical International Sales Corp.  Barbados
Uniroyal Chemical Investments Ltd.           Canada
Uniroyal Chemical Leasing Company, Inc.      Delaware
Uniroyal Chemical Limited                    Scotland
Uniroyal Chemical Netherlands B.V.           The Netherlands
Uniroyal Chemical Overseas B.V.              The Netherlands
Uniroyal Chemical Partipacoes Ltda.          Brazil
Uniroyal Chemical (Proprietary) Limited      South Africa
Uniroyal Chemical Pty. Ltd.                  Australia
Uniroyal Chemical S.A.                       Spain
Uniroyal Chemical S.A.R.L.                   Switzerland
Uniroyal Chemical Specialties, Inc.          Delaware
Uniroyal Chemical Taiwan Ltd.                Taiwan
Uniroyal Chemical Technology B.V.            The Netherlands
Uniroyal Chimica SrL                         Italy
Uniroyal Quimica S.A.                        Brazil
Uniroyal Quimica Sociedad Anonima Comerciale
 Industrial                                  Argentina
9056-0921 Quebec Inc.                        Canada